EXHIBIT 99.1
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                   CERTIFICATE OF CHIEF EXECUTIVE OFFICER AND
                             CHIEF FINANCIAL OFFICER


The undersigned, Ronald J. Mittelstaedt and Steven F. Bouck, being the duly elected and acting Chief Executive Officer and Chief Financial Officer, respectively, of Waste Connections, Inc., a Delaware corporation (the "Company"), hereby certify that the quarterly report of the Company on Form 10-Q for the quarterly period ended September 30, 2002, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date: November 12, 2002               By: /s/ Ronald J. Mittelstaedt
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                                          Ronald J. Mittelstaedt
                                          President and Chief Executive Officer



Date: November 12, 2002               By:  /s/ Steven F. Bouck
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                                           Steven F. Bouck
                                           Executive Vice President and Chief
                                           Financial Officer